                              [KPMG LLP Letterhead]




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM





The Board of Directors
Brooklyn Federal Savings Bank



We consent to the use in (i) the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission and (ii) the combined Form MHC-1/MHC-2 to be filed with the Office of Thrift Supervision, of our report dated November 24, 2004 relating to the consolidated statements of financial condition of Brooklyn Federal Savings Bank and Subsidiaries as of September 30, 2004 and 2003, and the related consolidated statements of income, changes in retained earnings, and cash flows for each of the years in the three-year period ended September 30, 2004. We further consent to the filing of our opinion regarding the New York State income tax consequences of the proposed transaction as an exhibit to the Form S-1 and the combined Form MHC-1/MHC-2.

We consent to the references to our firm under the headings "THE REORGANIZATION AND THE STOCK OFFERING - Tax Effects of the Reorganization", "LEGAL AND TAX MATTERS", AND "EXPERTS" in the prospectus.




/s/ KPMG LLP
New York, New York
December 22, 2004